UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

DIADEXUS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26483	94-3236309
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Oyster Point Boulevard, South San Francisco, California 94080

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 246-6400

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) of diaDexus, Inc. (the “Company”) was held pursuant to notice at 1:00 p.m. Pacific Daylight Time on May 17, 2012 at the Company’s principal executive offices in South San Francisco, California. At the 2012 Annual Meeting, the Company’s stockholders elected six directors and approved two Company proposals. The final voting results for the matters submitted to a vote of stockholders at the 2012 Annual Meeting are as follows:

Proposal 1:	To elect six directors to serve and to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Karen Drexler	27,963,567	244,765	16,684,873
Andrew Galligan	28,051,892	156,440	16,684,873
James P. Panek	21,487,161	6,721,171	16,684,873
Charles W. Patrick	27,805,292	403,040	16,684,873
Lori F. Rafield	21,511,402	6,696,930	16,684,873
Brian E. Ward	28,015,712	192,620	16,684,873

Proposal 2:	To approve the Company’s 2012 Equity Incentive Award Plan and the reservation of an aggregate of 3,000,000 shares of common stock for issuance pursuant to the 2012 Equity Incentive Award Plan.

For	Against	Abstention	Broker Non-Votes
22,579,227	5,623,185	5,920	16,684,873

Proposal 3:	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstention	Broker Non-Votes
44,750,073	138,832	4,300	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

diaDexus, Inc.
(Registrant)

Date: May 21, 2012
	By:	/s/ Jean-Frédéric Viret
Jean-Frédéric Viret
Chief Financial Officer